Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of FaZe Holdings Inc., (formerly known as B. Riley Principal 150 Merger Corp.) on Form S-8 of our report dated March 7, 2022, which includes an explanatory paragraph as to B. Riley Principal 150 Merger Corp.’s (now known as FaZe Holdings Inc.) ability to continue as a going concern, with respect to our audits of the financial statements of B. Riley Principal 150 Merger Corp. (now known as FaZe Holdings Inc.) as of December 31, 2021 and 2020, for the year ended December 31, 2021, and for the period from June 19, 2020 (inception) through December 31, 2020 appearing in the Annual Report on Form 10-K of B. Riley Principal 150 Merger Corp. (now known as FaZe Holdings Inc.) for the year ended December 31, 2021. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum LLP

Marcum LLP

Houston, TX

October 5, 2022